Overview

(dollars and occupancy at Welltower pro rata ownership; dollars in thousands)
Portfolio Composition			Beds/Unit Mix
	Average Age	Properties	Total		Independent Living	Assisted Living	Memory Care	Long-Term/ Post-Acute Care
Seniors Housing Operating	17	649	74,848		34,975	27,661	11,686	526
Seniors Housing Triple-net	15	337	27,582		5,093	15,831	6,354	304
Outpatient Medical	15	369	22,025,757	(1)	n/a	n/a	n/a	n/a
Health System	31	216	25,991		201	663	3,137	21,990
Long-Term/Post-Acute Care	19	135	15,893		40	873	—	14,980
Total	18	1,706

NOI Performance	Same Store(2)				In-Place Portfolio(3)
	Properties	1Q20 NOI	1Q21 NOI	% Change	Properties	Annualized In-Place NOI	% of Total
Seniors Housing Operating	526	$219,867	$123,021	(44.0)%	600	$647,632	38.5%
Seniors Housing Triple-net(4)	282	85,560	83,817	(2.0)%	319	362,608	21.6%
Outpatient Medical	334	94,114	97,040	3.1%	357	399,868	23.8%
Health System	190	34,826	35,784	2.8%	191	143,684	8.5%
Long-Term/Post-Acute Care(4)	81	24,794	24,842	0.2%	103	127,216	7.6%
Total	1,413	$459,161	$364,504	(20.6)%	1,570	$1,681,008	100.0%

Portfolio Performance				Facility Revenue Mix
Stable Portfolio(5)	Occupancy	EBITDAR Coverage(6)	EBITDARM Coverage(6)	Private Pay	Medicaid	Medicare	Other Government(7)
Seniors Housing Operating	75.0%	n/a	n/a	96.7%	1.1%	0.4%	1.8%
Seniors Housing Triple-net	76.5%	1.00	1.17	90.8%	3.3%	0.8%	5.1%
Outpatient Medical	94.4%	n/a	n/a	100.0%	—	—	—
Health System(8)	68.4%	1.90	2.56	30.9%	51.6%	17.5%	—
Long-Term/Post-Acute Care	71.4%	1.37	1.64	30.0%	31.6%	38.4%	—
Total		1.30	1.62	92.7%	3.7%	1.9%	1.7%

Notes:
(1) Indicates the total square footage of Outpatient Medical.
(2) See pages 21 and 22 for reconciliation.
(3) Excludes land parcels, loans, developments and investments held for sale. See page 21 for reconciliation.
(4) Same store NOI for these property types represents cash rent excluding the impact of expansions.
(5) Data as of March 31, 2021 for Seniors Housing Operating and Outpatient Medical and December 31, 2020 for remaining asset types.
(6) Represents trailing twelve month coverage metrics.
(7) Represents various federal and local reimbursement programs in the United Kingdom and Canada.
(8) EBITDAR and EBITDARM coverage as reported by ProMedica inclusive of the 25 properties classified as held for sale as of March 31, 2021.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
In-Place NOI Diversification(1)
By Partner:	Total Properties	Seniors Housing Operating	Seniors Housing Triple-net	Outpatient Medical	Health System	Long-Term/ Post-Acute Care	Total	% of Total
Sunrise Senior Living North America	128	$171,747	$—	$—	$—	$—	$171,747	10.2%
Sunrise Senior Living United Kingdom	45	52,378	—	—	—	—	52,378	3.1%
ProMedica	191	—	—	—	143,684	—	143,684	8.5%
Avery Healthcare	55	5,694	69,249	—	—	—	74,943	4.5%
Revera	92	60,999	—	—	—	—	60,999	3.6%
Brookdale Senior Living	85	(896)	60,527	—	—	—	59,631	3.5%
Sagora Senior Living	31	32,060	26,727	—	—	—	58,787	3.5%
Senior Resource Group	24	47,997	—	—	—	—	47,997	2.9%
Belmont Village	21	40,823	—	—	—	—	40,823	2.4%
Genesis Healthcare	44	—	—	—	—	37,888	37,888	2.3%
Pegasus Senior Living	36	36,166	—	—	—	—	36,166	2.2%
Remaining	818	200,664	206,105	399,868	—	89,328	895,965	53.3%
Total	1,570	$647,632	$362,608	$399,868	$143,684	$127,216	$1,681,008	100.0%

By Country:
United States	1,309	$466,621	$285,758	$399,868	$143,684	$120,342	$1,416,273	84.3%
United Kingdom	114	71,699	73,336	—	—	—	145,035	8.6%
Canada	147	109,312	3,514	—	—	6,874	119,700	7.1%
Total	1,570	$647,632	$362,608	$399,868	$143,684	$127,216	$1,681,008	100.0%

By MSA:
New York	76	$50,797	$20,933	$29,733	$3,609	$6,082	$111,154	6.6%
Los Angeles	67	59,165	18,661	32,275	—	—	110,101	6.5%
Greater London	47	49,646	17,236	—	—	—	66,882	4.0%
Washington D.C.	38	35,667	1,420	6,748	15,424	2,676	61,935	3.7%
Dallas	57	18,478	7,764	30,090	760	3,949	61,041	3.6%
Philadelphia	44	5,336	1,537	22,727	11,364	13,425	54,389	3.2%
Houston	33	10,866	3,272	32,337	—	—	46,475	2.8%
San Francisco	20	23,178	10,039	—	4,385	—	37,602	2.2%
Seattle	27	12,329	3,130	15,409	1,335	—	32,203	1.9%
San Diego	17	16,335	6,438	6,434	—	2,733	31,940	1.9%
Montréal	20	30,421	—	—	—	—	30,421	1.8%
Chicago	41	9,210	5,175	5,072	9,801	—	29,258	1.7%
Minneapolis	20	(93)	15,232	13,688	—	—	28,827	1.7%
Miami	36	2,695	—	15,827	5,217	—	23,739	1.4%
Raleigh	12	5,261	17,355	992	—	—	23,608	1.4%
Charlotte	23	—	9,685	13,570	—	—	23,255	1.4%
Baltimore	19	4,519	—	13,349	2,562	1,755	22,185	1.3%
Atlanta	23	324	—	18,419	1,807	—	20,550	1.2%
Boston	17	15,780	—	2,459	—	1,228	19,467	1.2%
Kansas City	20	4,455	8,412	712	—	5,760	19,339	1.2%
Remaining	913	293,263	216,319	140,027	87,420	89,608	826,637	49.3%
Total	1,570	$647,632	$362,608	$399,868	$143,684	$127,216	$1,681,008	100.0%

Notes:
(1) Represents current quarter annualized In-Place NOI. See page 21 for reconciliation.

Portfolio

(dollars, units and occupancy at Welltower pro rata ownership; dollars in thousands)
Seniors Housing Operating

Total Portfolio Performance(1)	1Q20	2Q20	3Q20	4Q20	1Q21
Properties	586	578	563	607	608
Units (2)	58,788	56,822	55,498	58,370	58,185
Total occupancy (2)	85.0%	80.7%	77.9%	76.0%	72.7%
Total revenues	$821,990	$752,586	$726,133	$703,039	$711,118
Operating expenses	582,533	573,042	550,755	539,465	539,058
NOI	$239,457	$179,544	$175,378	$163,574	$172,060
NOI margin	29.1%	23.9%	24.2%	23.3%	24.2%
Recurring cap-ex	$15,414	$11,042	$11,851	$14,356	$7,255
Other cap-ex	$36,751	$26,445	$27,577	$27,728	$13,413

Same Store Performance(3)	1Q20	2Q20	3Q20	4Q20	1Q21
Properties	526	526	526	526	526
Occupancy	85.4%	81.3%	78.6%	77.0%	73.9%
Same store revenues	$746,385	$693,246	$675,138	$659,510	$635,692
Compensation	322,331	315,199	310,384	302,158	304,625
Utilities	29,314	25,304	28,216	28,062	29,982
Food	27,611	25,898	24,924	25,503	23,351
Repairs and maintenance	17,068	13,571	16,677	17,152	17,077
Property taxes	26,096	25,947	26,565	24,968	26,610
All other	104,098	120,249	103,503	115,875	111,026
Same store operating expenses	526,518	526,168	510,269	513,718	512,671
Same store NOI	$219,867	$167,078	$164,869	$145,792	$123,021
Year over year growth rate					(44.0)%

Partners	Properties(4)	Pro Rata Units(4)	Welltower Ownership %(5)	Core Markets	1Q21 NOI	% of Total
Sunrise Senior Living	173	13,904	99.3%	Southern California	$20,803	12.1%
Revera	92	8,723	75.0%	Northern California	14,465	8.4%
Senior Resource Group	24	3,268	63.7%	Greater London	12,392	7.2%
Belmont Village	21	2,804	95.0%	New York / New Jersey	11,794	6.9%
Pegasus Senior Living	36	3,833	98.0%	Washington D.C.	9,954	5.8%
Cogir	18	2,924	88.1%	Montréal	7,606	4.4%
Chartwell Retirement Residences	40	4,153	51.0%	Toronto	4,789	2.8%
Brandywine Living	28	2,662	99.5%	Boston	4,458	2.6%
Sagora Senior Living	14	1,483	100.0%	Seattle	3,087	1.8%
Frontier Management	53	3,108	97.9%	Ottawa	2,455	1.4%
Clover Management	33	3,630	89.9%	Birmingham, UK	2,142	1.2%
Oakmont Senior Living	8	623	100.0%	Vancouver	2,139	1.2%
Signature Senior Lifestyle	11	758	75.0%	Manchester, UK	1,450	0.8%
Balfour Senior Living	7	675	95.0%	Core Markets	97,534	56.6%
Remaining	42	5,429		All Other	74,526	43.4%
Total	600	57,977		Total	$172,060	100.0%

Notes:
(1) Properties, units and occupancy exclude land parcels and properties under development.
(2) Units and occupancy metrics have been revised for all periods presented to be reported at Welltower pro rata share as opposed to at 100%. The 1Q21 metrics under the previous methodology would have been 70,769 units and 73.0%.
(3) See pages 21 and 22 for reconciliation.
(4) Represents In-Place Portfolio.
(5) Welltower ownership percentage weighted based on In-Place NOI. See page 21 for reconciliation.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
New Supply in Our US Seniors Housing Operating Portfolio
We have strategically acquired and developed properties in major US metro markets that benefit from population growth and density, affluence, job growth, and higher barriers to entry. New supply in a 3-mile ring around our properties potentially impacts just 2.2% of our total annualized In-Place NOI (IPNOI).

3-Mile Ring(1)
	Welltower				Welltower
MSA	Prop. / Units	Annualized IPNOI(2)	% of US SHO Portfolio	Prop. / Units Under Construction(3)	Prop. / Units Potentially Impacted	IPNOI Potentially Impacted(4)	5 Year Total Pop. Growth(5)	5 Year 75+ Pop. Growth(5)	Avg. Pop. Density(6)	Household Income(7)	Housing Value(7)	Est. Net Annual Inventory Growth(8)		Est. Annual Job Growth(9)
Los Angeles	31 / 3,678	$59,165	12.7%	5 / 824	5 / 448	$5,718	1.7%	10.9%	6,807	$99,131	$1,037,762	1.4%		(11.7)%
New York	32 / 2,757	50,797	10.9%	2 / 519	3 / 263	3,545	-0.1%	4.8%	3,990	113,384	537,262	1.7%		(11.2)%
Washington D.C.	12 / 1,358	35,667	7.6%	4 / 468	5 / 682	6,762	3.1%	11.5%	5,528	129,072	681,968	4.4%		(9.0)%
San Francisco	13 / 1,623	23,178	5.0%	—	—	—	3.2%	11.3%	9,023	128,027	1,141,506	(0.4)%		(11.3)%
Dallas	21 / 2,784	18,478	4.0%	1 / 229	1 / 214	56	7.7%	27.9%	3,174	82,771	308,293	2.1%		(3.7)%
San Diego	7 / 922	16,335	3.5%	—	—	—	2.3%	14.1%	4,570	107,763	958,785	(1.3)%		(8.7)%
Boston	11 / 747	15,780	3.4%	—	—	—	2.5%	7.1%	2,601	138,573	778,935	(0.9)%		(9.1)%
Sacramento	7 / 598	13,107	2.8%	—	—	—	3.5%	12.5%	3,715	89,983	513,020	1.1%		(6.2)%
Seattle	14 / 1,415	12,329	2.6%	5 / 451	5 / 505	3,164	6.4%	19.8%	5,039	97,656	590,710	0.9%		(6.6)%
Denver	5 / 735	11,669	2.5%	4 / 635	2 / 366	3,747	7.1%	25.8%	5,108	77,364	552,865	(0.6)%		(4.9)%
Boulder, CO	6 / 518	11,494	2.5%	—	—	—	6.1%	29.3%	2,031	103,523	675,817	N/A		(7.5)%
Houston	10 / 953	10,866	2.3%	2 / 230	2 / 241	1,822	7.4%	25.9%	3,465	81,638	332,385	5.2%		(7.3)%
San Antonio	4 / 1,075	10,403	2.2%	1 / 112	1 / 162	1,071	8.7%	29.7%	2,419	72,423	256,088	(0.3)%		(3.3)%
Chicago	17 / 1,886	9,210	2.0%	1 / 201	1 / 131	240	-0.4%	8.5%	3,235	77,310	296,207	1.4		(8.4)%
Buffalo	10 / 1,254	7,489	1.6%	—	—	—	0.0%	3.1%	2,791	70,675	183,691	(0.6)%		(8.9)%
Vallejo, CA	4 / 576	7,133	1.5%	—	—	—	2.7%	10.2%	3,209	79,277	458,109	N/A		(8.4)%
Santa Rosa, CA	4 / 511	7,115	1.5%	—	—	—	1.1%	6.7%	2,032	88,595	771,240	N/A		(12.9)%
Charlottesville, VA	1 / 302	6,869	1.5%	—	—	—	2.9%	10.2%	2,100	57,071	350,000	N/A		(8.3)%
San Jose	4 / 480	6,577	1.4%	—	—	—	3.0%	12.0%	6,782	138,316	1,417,379	(1.7)		(8.8)%
Portland, OR	6 / 581	5,768	1.2%	—	—	—	6.5%	17.8%	2,385	84,225	425,913	1.2		(8.4)%
Philadelphia	11 / 885	5,336	1.1%	2 / 336	2 / 177	754	0.7%	4.2%	2,149	109,044	373,223	0.5%		(7.2)%
Raleigh	2 / 250	5,261	1.1%	1 / 138	1 / 176	1,923	6.4%	25.6%	3,214	91,403	310,412	2.8%		(3.2)%
Las Vegas	4 / 700	5,021	1.1%	—	—	—	5.5%	15.2%	6,231	51,081	247,233	2.8%		(13.8)%
Pittsburgh	4 / 434	4,883	1.0%	—	—	—	0.0%	6.2%	1,905	88,677	236,216	(2.4)		(7.5)%
Tucson	4 / 518	4,800	1.0%	—	—	—	3.7%	4.2%	2,062	51,254	205,265	0.1%		(5.8)%
Total - Top 25	244 / 27,540	$364,730	78.2%	28 / 4,143	28 / 3,365	$28,802	3.1%	13.1%	4,304	$104,531	$683,815	1.1%		(9.0)%
All Other US SHO Markets	154 / 16,274	101,891	21.8%	15 / 1,936	17 / 1,890	8,010	3.3%	12.0%	2,288	80,342	357,723
Total US SHO	398 / 43,814	$466,621	100.0%	43 / 6,079	45 / 5,255	$36,812	3.2%	12.7%	3,534	$98,602	$603,884

% of Total IPNOI						2.2%
US National Average							2.9%	10.8%	94	$67,761	$254,824	1.4%	(10)	(6.2)%

Notes:
(1) Based on historical drawing patterns in our portfolio, a 3-mile ring is appropriate for most urban markets, which accounts for the vast majority of our portfolio. A 5-mile ring is appropriate for most suburban markets. A larger ring is appropriate for rural markets. Each market is unique due to population density, town lines, geographic barriers, and roads/infrastructure. In the interest of simplicity, we have applied a 3-mile competitive ring to all of our properties given the preponderance of urban locations. We have also included a sensitivity with a 5-mile ring.
(2) Represents annualized IPNOI. See pages 2 and 21 for a reconciliation.
(3) Construction data provided by NIC, reflects competitive seniors housing properties within 3 miles of Welltower SHO properties for US markets.
(4) Reflects annualized IPNOI for Welltower SHO properties within 3 miles of new construction for the component of our project that potentially competes with the project under construction.
(5) Total population and 75+ population growth data represents simple averages of Claritas estimates for 2021-2026.
(6) Average population density data represents average population per square mile within a 3-mile ring based on 2021 Claritas estimates.
(7) Household income and household value data are medians weighted by IPNOI.
(8) NIC MAP Data and Analysis Service, 1Q21. Net inventory growth is calculated at the MSA level based on historical deletions from inventory and a 5-6 quarter construction period to reflect our urban locations. Total - Top 25 Net Inventory Growth weighted by IPNOI.
(9) Annual job growth data represents MSA level growth from February 2020 - February 2021 per Bureau of Labor Statistics. Total - Top 25 Estimated Annual Job Growth weighted by IPNOI.
(10) Reflects net inventory growth for NIC Top 99 Markets.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
New Supply in Our US Seniors Housing Operating Portfolio
We have strategically acquired and developed properties in major US metro markets that benefit from population growth and density, affluence, job growth, and higher barriers to entry. New supply in a 5-mile ring around our properties potentially impacts just 4.2% of our total annualized In-Place NOI (IPNOI).

5-Mile Ring(1)
	Welltower				Welltower
MSA	Prop. / Units	Annualized IPNOI(2)	% of US SHO Portfolio	Prop. / Units Under Construction(3)	Prop. / Units Potentially Impacted	IPNOI Potentially Impacted(4)	5 Year Total Pop. Growth(5)	5 Year 75+ Pop. Growth(5)	Avg. Pop. Density(6)	Household Income(7)	Housing Value(7)	Est. Net Annual Inventory Growth(8)		Est. Annual Job Growth(9)
Los Angeles	31 / 3,678	$59,165	12.7%	7 / 983	13 / 1,437	$10,742	1.8%	11.4%	6,609	$92,596	$953,680	1.4%		(11.7)%
New York	32 / 2,757	50,797	10.9%	4 / 715	5 / 393	6,533	0.1%	4.8%	3,937	109,633	510,114	1.7%		(11.2)%
Washington D.C.	12 / 1,358	35,667	7.6%	6 / 946	10 / 1,139	9,722	3.4%	12.3%	5,460	125,618	674,913	4.4%		(9.0)%
San Francisco	13 / 1,623	23,178	5.0%	2 / 159	2 / 225	371	3.2%	11.5%	7,684	125,659	1,110,571	(0.4)%		(11.3)%
Dallas	21 / 2,784	18,478	4.0%	5 / 776	5 / 628	2,521	7.6%	28.1%	2,825	77,588	297,985	2.1%		(3.7)%
San Diego	7 / 922	16,335	3.5%	—	—	—	2.6%	13.4%	4,454	106,482	853,762	(1.3)%		(8.7)%
Boston	11 / 747	15,780	3.4%	—	—	—	2.5%	7.1%	2,539	123,300	683,023	(0.9)%		(9.1)%
Sacramento	7 / 598	13,107	2.8%	3 / 270	2 / 195	1,212	3.4%	13.2%	3,482	87,041	483,504	1.1%		(6.2)%
Seattle	14 / 1,415	12,329	2.6%	6 / 587	5 / 505	3,164	6.5%	21.7%	4,543	101,145	608,418	0.9%		(6.6)%
Denver	5 / 735	11,669	2.5%	5 / 716	4 / 529	7,578	6.9%	24.4%	4,785	72,964	486,457	(0.6)%		(4.9)%
Boulder, CO	6 / 518	11,494	2.5%	—	—	—	6.5%	26.5%	1,411	111,084	664,150	N/A		(7.5)%
Houston	10 / 953	10,866	2.3%	5 / 733	4 / 641	4,949	7.6%	28.9%	3,458	78,738	274,164	5.2%		(7.3)%
San Antonio	4 / 1,075	10,403	2.2%	2 / 152	1 / 162	1,796	8.5%	28.8%	2,283	69,130	240,322	(0.3)%		(3.3)%
Chicago	17 / 1,886	9,210	2.0%	5 / 703	5 / 575	2,639	-0.4%	9.2%	3,092	86,301	310,760	1.4		(8.4)%
Buffalo	10 / 1,254	7,489	1.6%	—	—	—	-0.2%	3.2%	2,516	67,123	174,709	(0.6)%		(8.9)%
Vallejo, CA	4 / 576	7,133	1.5%	—	—	—	2.6%	10.7%	1,938	88,468	474,249	N/A		(8.4)%
Santa Rosa, CA	4 / 511	7,115	1.5%	—	—	—	1.3%	7.7%	1,127	92,803	796,078	N/A		(12.9)%
Charlottesville, VA	1 / 302	6,869	1.5%	—	—	—	4.0%	12.9%	1,491	73,864	354,630	N/A		(8.3)%
San Jose	4 / 480	6,577	1.4%	—	—	—	3.0%	12.0%	5,784	136,600	1,406,014	(1.7)		(8.8)%
Portland, OR	6 / 581	5,768	1.2%	—	—	—	6.1%	16.5%	2,093	82,691	416,519	1.2		(8.4)%
Philadelphia	11 / 885	5,336	1.1%	3 / 420	4 / 339	1,266	0.8%	4.7%	2,332	99,840	332,585	0.5%		(7.2)%
Raleigh	2 / 250	5,261	1.1%	1 / 138	1 / 176	1,923	7.2%	31.8%	2,682	98,673	363,401	2.8%		(3.2)%
Las Vegas	4 / 700	5,021	1.1%	1 / 62	1 / 80	272	5.8%	17.3%	5,875	50,770	246,700	2.8%		(13.8)%
Pittsburgh	4 / 434	4,883	1.0%	1 / 127	1 / 73	1,066	0.4%	5.3%	1,729	83,643	220,991	(2.4)		(7.5)%
Tucson	4 / 518	4,800	1.0%	—	—	—	3.8%	5.1%	1,811	53,531	210,726	0.1%		(5.8)%
Total - Top 25	244 / 27,540	$364,730	78.2%	56 / 7,487	63 / 7,097	$55,754	3.2%	13.5%	4,013	$101,516	$646,349	1.1%		(9.0)%
All Other US SHO Markets	154 / 16,274	101,891	21.8%	29 / 3,764	29 / 3,230	14,777	3.2%	12.4%	2,009	75,629	344,063
Total US SHO	398 / 43,814	$466,621	100.0%	85 / 11,251	92 / 10,327	$70,531	3.2%	13.1%	3,244	$95,583	$574,774

% of Total IPNOI						4.2%
US National Average							2.9%	10.8%	94	$67,761	$254,824	1.4%	(10)	(6.2)%

Notes:
(1) Based on historical drawing patterns in our portfolio, a 3-mile ring is appropriate for most urban markets, which accounts for the vast majority of our portfolio. A 5-mile ring is appropriate for most suburban markets. A larger ring is appropriate for rural markets. Each market is unique due to population density, town lines, geographic barriers, and roads/infrastructure. In the interest of simplicity, we have applied a 3-mile competitive ring to all of our properties given the preponderance of urban locations. We have also included a sensitivity with a 5-mile ring.
(2) Represents annualized IPNOI. See pages 2 and 21 for a reconciliation.
(3) Construction data provided by NIC, reflects competitive seniors housing properties within 5 miles of Welltower SHO properties for US markets.
(4) Reflects annualized IPNOI for Welltower SHO properties within 5 miles of new construction for the component of our project that potentially competes with the project under construction.
(5) Total population and 75+ population growth data represents simple averages of Claritas estimates for 2021-2026.
(6) Average population density data represents average population per square mile within a 5-mile ring based on 2021 Claritas estimates.
(7) Household income and household value data are medians weighted by IPNOI.
(8) NIC MAP Data and Analysis Service, 1Q21. Net inventory growth is calculated at the MSA level based on historical deletions from inventory and a 5-6 quarter construction period to reflect our urban locations. Total - Top 25 Net Inventory Growth weighted by IPNOI.
(9) Annual job growth data represents MSA level growth from February 2020 - February 2021 per Bureau of Labor Statistics. Total -Top 25 Estimated Annual Job Growth weighted by IPNOI.
(10) Reflects net inventory growth for NIC Top 99 Markets.

Portfolio

(Currency amounts in thousands, except per unit and REVPOR. Company amounts at Welltower pro rata ownership. DNA = data not available.)

Seniors Housing Operating Quality Indicators

	US Portfolio(1,3,4)	Industry Benchmarks(2)
Property age	17	21
5 year total population growth	3.2%	2.9%
5 year 75+ population growth	12.7%	10.8%
Housing value	$603,884	$254,824
Household income	$98,602	$67,761
REVPOR	$6,338	$5,164
SS REVPOR growth	(1.7)%	0.9%
SSNOI per unit	$12,564	$16,505
SSNOI growth	(47.8)%	DNA

	UK Portfolio(1,3,4)	Industry Benchmarks(5)
Property age	11	25
Units per property	82	41
5 year total population growth	2.7%	2.4%
5 year 75+ population growth	16.0%	17.9%
Housing value	£399,632	£250,341
REVPOR	£7,106	£3,783
SS REVPOR growth	2.6%	4.1%
SSNOI per unit	£13,180	£9,680
SSNOI growth	(27.4)%	DNA

	Canadian Portfolio(1,3,4)	Industry Benchmarks(6)
5 year total population growth	5.6%	5.5%
5 year 75+ population growth	19.1%	22.2%
Housing value	$540,840	$474,236
Household income	$110,220	$104,603
REVPOR	$3,791	$2,962
SS REVPOR growth	1.5%	2.8%
SSNOI per unit	$10,248	DNA
SSNOI growth	(36.2)%	DNA

Notes:
(1) Property age, housing value and household income are NOI weighted as of March 31, 2021. The median housing value and household income is used for the US, and the average housing value and household income is used for the UK and Canada. Housing value, household income and population growth are based on a 3-mile radius. Growth figures represent performance of Welltower's same store portfolio for current quarter. See page 23 for reconciliations.
(2) Property age, REVPOR and REVPOR growth per 1Q21 NIC MAP for Majority AL Properties in the primary and secondary markets; AMR is used as a proxy for REVPOR; population growth reflects 2021-2026 Claritas projections; housing value and household income are the US median per Claritas 2021; NOI per unit per The State of Seniors Housing 2020 and represents 2019 results.
(3) REVPOR is based on total 1Q21 results. See page 23 for reconciliation.
(4) SSNOI per unit represents the SSNOI per unit available based on trailing four quarters for those properties in the portfolio for 15 months preceding the end of the current portfolio performance period. SSNOI per unit for UK portfolio in GBP calculated by taking SSNOI per unit in USD divided by a standardized GBP/USD rate of 1.38. SSNOI per unit for Canadian portfolio in CAD calculated by taking SSNOI per unit in USD divided by a standardized USD/CAD rate of 1.2658. See page 23 for reconciliation.
(5) Property age, units per property, REVPOR, REVPOR growth and NOI per Unit derived from LaingBuisson, Care of Older People UK Market Report 31st Edition; population growth reflects 2021-2026 Experian projections; housing value represents UK average per Experian 2019.
(6) Population growth reflects 2019-2024 Environics projection; housing value and household income represents Canadian average per Environics WealthScapes 2020; REVPOR and REVPOR growth are calculated weighted averages from 2020 CMHC Seniors Housing reports from each province.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
Payment Coverage Stratification
	EBITDARM Coverage(1)					EBITDAR Coverage(1)
% of In-Place NOI	Seniors Housing Triple-net	Long-Term/ Post- Acute Care	Total	Weighted Average Maturity	Number of Leases	Seniors Housing Triple-net	Long-Term/ Post- Acute Care	Total	Weighted Average Maturity	Number of Leases
<0.85x	0.9%	—%	0.9%	15	4	5.0%	0.5%	5.5%	9	12
0.85x - 0.95x	0.9%	—%	0.9%	10	3	2.0%	1.3%	3.3%	10	3
0.95x - 1.05x	5.2%	0.5%	5.7%	9	6	5.3%	1.5%	6.8%	8	4
1.05x - 1.15x	1.6%	1.3%	2.9%	8	3	0.3%	—%	0.3%	5	1
1.15x - 1.25x	3.6%	1.5%	5.1%	8	3	4.8%	—%	4.8%	11	2
1.25x - 1.35x	1.1%	—%	1.1%	6	2	—%	—%	—%	—	—
>1.35x	4.6%	2.2%	6.8%	12	7	0.5%	2.2%	2.7%	11	6
Total	17.9%	5.5%	23.4%	9	28	17.9%	5.5%	23.4%	9	28

Revenue and Lease Maturity(2)
	Rental Income
Year	Seniors Housing Triple-net	Outpatient Medical	Health System	Long-Term / Post-Acute Care	Interest Income	Total Revenues	% of Total
2021	$—	$32,815	$—	$—	$19,494	$52,309	5.0%
2022	—	46,951	—	2,913	$5,758	55,622	5.3%
2023	1,642	49,113	—	840	$2,695	54,290	5.2%
2024	11,431	58,975	—	—	$23,957	94,363	9.1%
2025	4,917	29,331	—	—	$326	34,574	3.3%
2026	58,564	34,501	—	17,308	$—	110,373	10.6%
2027	29,266	24,222	—	—	$203	53,691	5.2%
2028	4,527	23,326	—	16,797	$1,717	46,367	4.4%
2029	31,393	21,271	—	—	$219	52,883	5.1%
2030	15,236	34,767	—	26,899	$462	77,364	7.4%
Thereafter	146,312	86,958	143,137	31,923	$2,162	410,492	39.4%
	$303,288	$442,230	$143,137	$96,680	$56,993	$1,042,328	100.0%

Weighted Avg Maturity Years	10	6	12	9	2	8

Notes:
(1) Represents trailing twelve month coverage metrics as of December 31, 2020 for stable portfolio only. Agreements included represent 80% of total Seniors Housing Triple-net and Long-Term/Post-Acute Care In-Place NOI. See page 21 for a reconciliation. Agreements with mixed units use the predominant type based on investment balance.
(2) Excludes all land parcels, developments and investments held for sale. Rental income represents annualized cash base rent for effective lease agreements. The amounts are derived from the current contracted monthly cash base rent, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges, the amortization of above/below market lease intangibles or other non cash income. Interest income represents contractual rate of interest for loans, net of collectability reserves if applicable.

Portfolio

(dollars, square feet and occupancy at Welltower pro rata ownership; dollars in thousands except per square feet)
Outpatient Medical
Total Portfolio Performance(1)	1Q20	2Q20	3Q20	4Q20	1Q21
Properties	388	373	359	357	357
Square feet (2)	20,806,517	19,878,423	19,150,586	17,315,776	16,917,791
Occupancy (2)	94.6%	94.1%	94.0%	94.5%	94.4%
Total revenues	$193,959	$178,695	$170,733	$166,679	$157,162
Operating expenses	58,533	50,855	52,312	50,231	47,764
NOI	$135,426	$127,840	$118,421	$116,448	$109,398
NOI margin	69.8%	71.5%	69.4%	69.9%	69.6%
Revenues per square foot	$36.86	$35.96	$35.66	$38.50	$37.16
NOI per square foot	$25.74	$25.72	$24.73	$26.90	$25.87
Recurring cap-ex	$7,202	$6,537	$7,592	$7,278	$4,178
Other cap-ex	$5,893	$9,644	$8,946	$6,169	$2,376

Same Store Performance(3)	1Q20	2Q20	3Q20	4Q20	1Q21
Properties	334	334	334	334	334
Occupancy	95.3%	94.9%	94.9%	94.9%	94.6%
Same store revenues	$137,506	$135,089	$137,894	$140,176	$141,671
Same store operating expenses	43,392	40,612	43,904	42,909	44,631
Same store NOI	$94,114	$94,477	$93,990	$97,267	$97,040
Year over year growth rate					3.1%

Portfolio Diversification by Tenant(4)	Rental Income	% of Total	Quality Indicators
Kelsey-Seybold	$23,580	5.3%	Health system affiliated properties as % of NOI(4)	91.9%
Virtua	15,054	3.4%	Health system affiliated tenants as % of rental income(4)	65.1%
Novant Health	14,810	3.3%	Retention (trailing twelve months)(4)	87.3%
Baylor Scott & White	13,435	3.0%	In-house managed properties as % of square feet(4,5)	85.7%
Providence Health & Services	13,252	3.0%	Average remaining lease term (years)(4)	6.0
Remaining portfolio	362,099	82.0%	Average building size (square feet)(4)	60,331
Total	$442,230	100.0%	Average age (years)	15

Expirations(4)	2021	2022	2023	2024	2025	Thereafter
Occupied square feet	1,111,953	1,595,389	1,787,183	1,984,184	1,075,132	8,422,233
% of occupied square feet	7.0%	10.0%	11.2%	12.4%	6.7%	52.7%

Notes:
(1) Property count, occupancy, square feet and per square foot metrics exclude properties under development and all land parcels. Per square foot amounts are annualized.
(2) Square feet and occupancy metrics have been revised for all periods presented to be reported at Welltower pro rata share as opposed to at 100%. The 1Q21 metrics under the previous methodology would have been 21,538,223 square feet and 93.4%.
(3) Includes 334 same store properties representing 16,133,410 square feet. See pages 21 and 22 for reconciliation.
(4) Excludes all land parcels, developments and investments held for sale. Rental income represents annualized cash base rent for effective lease agreements. The amounts are derived from the current contracted monthly cash base rent, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges, the amortization of above/below market lease intangibles or other non cash income. Retention includes month-to-month tenants retained.
(5) Excludes tenant managed properties.

Investment

(dollars in thousands at Welltower pro rata ownership)
Relationship Investment History

Detail of Acquisitions/JVs(1)
	2017	2018	2019	2020	1Q21	17-21 Total
Count	18	15	27	12	6	78
Total	$742,020	$3,788,261	$4,073,554	$910,217	$209,413	$9,723,465
Low	7,310	4,950	7,550	6,201	5,000	4,950
Median	24,025	73,727	38,800	48,490	12,824	37,195
High	149,400	2,481,723	1,250,000	235,387	132,124	2,481,723

Investment Timing
	Acquisitions/Joint Ventures(2)	Yield	Loan Advances(3)	Yield	Construction Conversions(4)	Yield	Dispositions	Yield
January	$13,997	5.9%	$6,349	10.0%	$22,990	7.0%	$40,616	6.3%
February	187,016	6.2%	3,170	10.0%	20,861	8.0%	65,763	5.3%
March	8,400	6.5%	28,026	6.4%	129,941	5.7%	110,000	5.3%
Total	$209,413	6.2%	$37,545	7.3%	$173,792	6.2%	$216,379	5.5%

Notes:
(1) Includes non-yielding asset acquisitions.
(2) Excludes land acquisitions.
(3) Includes advances for non-real estate loans and excludes advances for development loans.
(4) Includes expansion conversions.

Investment

(dollars in thousands at Welltower pro rata ownership, except per bed / unit / square foot)
Gross Investment Activity

	First Quarter 2021
	Properties	Beds / Units / Square Feet		Pro Rata Amount	Investment Per Bed / Unit / SqFt	Yield
Acquisitions / Joint Ventures(1)
Seniors Housing Operating	1	53	units	$5,000	94,340	9.6%
Seniors Housing Triple-net	10	945	units	182,016	192,610	6.1%
Outpatient Medical	1	39,142	sf	13,997	358	5.9%
Health System	1	48	units	8,400	218,750	6.5%
Total acquisitions	13			209,413		6.2%

Development(2)
Development projects:
Seniors Housing Operating	28	4,304	units	74,780
Seniors Housing Triple-net	8	718	units	35,853
Outpatient Medical	5	207,043	sf	9,562
Total development projects	41			120,195
Expansion projects:
Seniors Housing Operating	1	86	units	579
Outpatient Medical	1	17,159	sf	683
Total expansion projects	2			1,262

Total development	43			121,457		7.1%

Loan advances(3)				37,545		7.3%
Total gross investments				368,415		6.6%

Dispositions(4)
Seniors Housing Operating	4	528	units	57,501	127,970	6.1%
Outpatient Medical	8	534,194	sf	158,878	365	5.2%
Real property dispositions	12			216,379		5.5%

Net investments (dispositions)				$152,036

Notes:
(1) Amounts represent purchase price excluding accounting adjustments pursuant to U.S. GAAP for all consolidated and unconsolidated property acquisitions. Yield represents annualized contractual or projected cash rent/NOI to be generated divided by investment amount, excluding land parcels. Pro rata amounts include joint venture real estate loans receivable.
(2) Amounts represent cash funded and capitalized interest for all developments/expansions including construction in progress, loans and in-substance real estate. Yield represents projected annualized cash rent/NOI to be generated upon conversion/stabilization divided by commitment amount.
(3) Amounts represent cash funded to operators for real estate and non-real estate loans, excluding development loans. Yield represents annualized contractual interest divided by investment amount.
(4) Amounts represent proceeds received for loan payoffs and consolidated and unconsolidated property sales. Yield represents annualized cash rent/interest/NOI that was being generated pre-disposition divided by proceeds. Pro rata amounts include joint venture real estate loans receivable.

Investment

Property Acquisitions/ Joint Ventures Detail
Operator	Units	Location				MSA
Seniors Housing Operating
Frontier Management	53	14370 SE Oregon Trail Dr	Clackamas	OR	US	Portland, OR

Seniors Housing Triple-Net
Chelsea Senior Living	90	782 Valley Road	Clifton	NJ	US	New York
Harbor Retirement Associates, LLC	69	1415 Fort Clarke Blvd	Gainesville	FL	US	Gainesville, FL
Harbor Retirement Associates, LLC	88	4801 Whitesport Cir SW	Huntsville	AL	US	Huntsville, AL
Harbor Retirement Associates, LLC	80	3455 San Pablo Rd S	Jacksonville	FL	US	Jacksonville
Harbor Retirement Associates, LLC	99	2960 Tampa Rd	Palm Harbor	FL	US	Tampa
Harbor Retirement Associates, LLC	72	1611 Constitution Blvd	Rock Hill	SC	US	Charlotte
Harbor Retirement Associates, LLC	84	100 John Knox Rd	Tallahassee	FL	US	Tallahassee, FL
Harbor Retirement Associates, LLC	85	4150 Indian River Blvd	Vero Beach	FL	US	Sebastian, FL
Harbor Retirement Associates, LLC	213	910 Regency Square	Vero Beach	FL	US	Sebastian, FL
StoryPoint Senior Living	65	6901 Carslaw Ct.	Prospect	KY	US	Louisville
Total	945

Health System
ProMedica	48	13800 Bon Secours Drive	Midlothian	VA	US	Richmond
Total	48

Outpatient Medical
Flagship Healthcare Properties, LLC	39,142	2721 Del Prado Blvd	Cape Coral	FL	US	Fort Myers

(1) Please refer to the 1Q21 Welltower Facility Address List in the Investors section of our website for further details

Investment

(dollars in thousands at Welltower pro rata ownership)
Development Summary(1)
	Unit Mix
Facility	Total	Independent Living	Assisted Living	Memory Care	Commitment Amount	Balance at 3/31/21	Estimated Conversion

Seniors Housing Operating
New York, NY	151	—	69	82	$98,125	$96,724	2Q21
Potomac, MD	120	—	90	30	55,798	54,735	2Q21
Scarborough, ON	172	141	—	31	34,921	23,307	2Q21
Alexandria, VA	93	—	66	27	20,624	18,776	2Q21
Newton, MA	85	—	43	42	15,393	14,199	2Q21
Staten Island, NY	95	—	45	50	21,590	17,488	3Q21
Franklin Lakes, NY	88	—	51	37	16,921	12,822	3Q21
Fairfax, VA	84	—	51	33	16,658	11,136	3Q21
Mountain Lakes, NJ	90	—	57	33	15,063	10,079	3Q21
Hendon, UK	102	—	78	24	57,418	41,024	4Q21
Barnet, UK	100	—	76	24	53,590	33,896	4Q21
Beckenham, UK	100	—	76	24	48,727	37,995	4Q21
Redwood City, CA	90	—	56	34	19,465	14,347	4Q21
San Francisco, CA	214	11	170	33	110,905	105,350	1Q22
White Plains, NY	132	132	—	—	59,913	34,389	1Q22
Bellevue, WA	110	—	82	25	9,518	3,467	1Q22
New York, NY	528	400	92	36	145,864	108,898	2Q22
Georgetown, TX	188	188	—	—	35,961	5,203	2Q22
Princeton, NJ	80	—	68	12	29,592	18,403	3Q22
Montreal, ON	247	247	—	—	16,355	3,656	3Q22
Montreal, ON	223	223	—	—	13,908	2,948	3Q22
Orange, CA	91	—	49	42	18,578	3,823	4Q22
Coral Gables, FL	91	—	55	36	18,225	4,272	4Q22
Livingston, NJ	103	—	77	26	17,375	2,546	4Q22
Berea, OH	120	120	—	—	13,441	2,110	4Q22
Painesville, OH	119	119	—	—	13,016	1,672	4Q22
Beaver, PA	116	116	—	—	12,766	2,152	4Q22
New York, NY	160	—	76	84	79,400	33,909	2Q23
Subtotal	3,892	1,697	1,427	765	1,069,110	719,326

Seniors Housing Triple-net
Redhill, UK	76	—	46	30	21,932	12,097	2Q21
Leicester, UK	60	—	36	24	15,449	6,495	1Q22
London, UK	82	—	51	31	44,508	22,738	2Q22
Wombourne, UK	66	—	41	25	16,553	6,434	2Q22
Rugby, UK	76	—	51	25	21,123	3,782	4Q22
Raleigh, NC	191	151	40	—	141,853	13,016	2Q23
Subtotal	551	151	265	135	261,418	64,562

Outpatient Medical
		Rentable Square Ft	Preleased %	Health System Affiliation	Commitment Amount	Balance at 3/31/21	Estimated Conversion
Brooklyn, NY		140,955	100%	Yes	110,306	106,692	2Q21
Kalamazoo, MI		40,607	100%	Yes	14,267	5,917	3Q21
College Station, TX		25,200	100%	Yes	9,025	1,111	1Q22
Subtotal		206,762			133,598	113,720

Total Development Projects					$1,464,126	$897,608

Note:
(1) Includes development projects (construction in progress, development loans and in-substance real estate) and excludes redevelopments and expansion projects. Commitment amount represents current balances plus capitalized interest and unfunded commitments to complete development.

Investment

(dollars in thousands at Welltower pro rata ownership)
Development Funding Projections(1)
				Projected Future Funding
	Projects	Beds / Units / Square Feet	Projected Yields(2)	2021 Funding	Funding Thereafter	Total Unfunded Commitments	Committed Balances
Seniors Housing Operating	28	3,892	7.7%	$225,361	$124,423	$349,784	$1,069,110
Seniors Housing Triple-net	6	551	7.2%	76,763	120,093	196,856	261,418
Outpatient Medical	3	206,762	7.4%	17,899	1,979	19,878	133,598
Total	37		7.6%	$320,023	$246,495	$566,518	$1,464,126

Development Project Conversion Estimates(1)
Quarterly Conversions			Annual Conversions
	Amount	Projected Yields(2)		Amount	Projected Yields(2)
1Q21 actual	$173,792	6.2%	2021 actual	$173,792	6.2%
2Q21 estimate	357,099	7.9%	2021 estimate	620,798	8.5%
3Q21 estimate	84,499	9.4%	2022 estimate	622,075	6.6%
4Q21 estimate	179,200	9.2%	2023 estimate	221,253	7.8%
1Q22 estimate	204,810	6.7%	Total	$1,637,918	7.4%
2Q22 estimate	242,886	5.8%
3Q22 estimate	59,855	7.7%
4Q22 estimate	114,524	7.7%
2Q23 estimate	221,253	7.8%
Total	$1,637,918	7.4%

Unstabilized Properties
	12/31/2020 Properties	Stabilizations	Construction Conversions(3)	Acquisitions/ Dispositions	3/31/2021 Properties	Beds / Units
Seniors Housing Operating	33	(2)	—	—	31	4,611
Seniors Housing Triple-net	9	—	2	2	13	1,163
Long-Term/Post-Acute Care	1	(1)	—	—	—	—
Total	43	(3)	2	2	44	5,774

Occupancy	12/31/2020 Properties	Stabilizations	Construction Conversions(3)	Acquisitions/ Dispositions	Progressions	3/31/2021 Properties
0% - 50%	25	—	2	2	(1)	28
50% - 70%	11	—	—	—	1	12
70% +	7	(3)	—	—	—	4
Total	43	(3)	2	2	—	44

Occupancy	3/31/2021 Properties	Months In Operation	Revenues	% of Total Revenues(4)	Gross Investment Balance	% of Total Gross Investment
0% - 50%	28	7	$58,931	1.4%	$820,258	2.3%
50% - 70%	12	22	42,372	1.0%	372,580	1.1%
70% +	4	25	33,141	0.8%	223,430	0.6%
Total	44	13	$134,444	3.2%	$1,416,268	4.0%

Notes:
(1) Includes development projects (construction in progress, development loans and in-substance real estate) and excludes expansion projects.
(2) Actual yields may vary.
(3) Includes expansion and development loan conversions.
(4) Percent of total revenues based on current quarter annualized pro rata total revenues on page 15.

Financial

(dollars in thousands at Welltower pro rata ownership)
Components of NAV

Stabilized NOI		Pro rata beds/units/square feet
Seniors Housing Operating(1)	$647,632	57,977	units
Seniors Housing Triple-net	362,608	24,428	units
Outpatient Medical	399,868	16,917,791	square feet
Health System	143,684	18,193	units/beds
Long-Term/Post-Acute Care	127,216	9,387	beds
Total In-Place NOI(2)	1,681,008
Incremental stabilized NOI(3)	77,128
Total stabilized NOI	$1,758,136

Obligations
Lines of credit and commercial paper(4)	$—
Senior unsecured notes(4)	12,279,592
Secured debt(4)	3,036,901
Financing lease liabilities	105,529
Total debt	$15,422,022
Add (Subtract):
Other liabilities (assets), net(5)	$328,470
Cash and cash equivalents and restricted cash	(2,558,822)
Net obligations	$13,191,670

Other Assets
Land parcels	$201,462		Effective Interest Rate(8)
Real estate loans receivable(6)	587,272		6.1%
Non real estate loans receivable(7)	242,928		11.4%
Joint venture real estate loans receivables(9)	227,166		5.4%
Other investments(10)	10,092
Investments held for sale(11)	688,021
Development properties:(12)
Current balance	898,870
Unfunded commitments	571,550
Committed balances	$1,470,420
Projected yield	7.6%
Projected NOI	$111,752

Common Shares Outstanding(13)	418,916
Notes:
(1) Includes $8,061,000 attributable to our proportional share of income from unconsolidated management company investments.
(2) See page 21 for reconciliation.
(3) Represents incremental NOI from Seniors Housing Operating unstabilized properties.
(4) Represents principal amounts due and do not include unamortized premiums/discounts, deferred loan expenses or other fair value adjustments as reflected on the balance sheet. Includes $1,165,154,000 of foreign secured debt.
(5) Includes liabilities / (assets) that impact cash or NOI and excludes non real estate loans and non-cash items such as the following (in thousands):

Unearned revenues	$133,374
Below market tenant lease intangibles, net	34,909
Deferred taxes, net	(35,169)
In place lease intangibles, net	(40,848)
Other non-cash liabilities / (assets), net	6,647
Total non-cash liabilities/(assets), net	$98,913

(6) Represents $595,834,000 of real estate loans, excluding development loans and including completed in substance real estate developments, and net of $8,562,000 of credit allowances.
(7) Represents $458,391,000 of non-real estate loans, net of $215,463,000 of credit allowances.
(8) Average cash-pay interest rates are 6.1% and 6.1% for real estate and non-real estate loans, respectively. Rates exclude non-accrual/interest-free loans.
(9) Represents partners' share of Welltower loans made to our partners in select joint ventures, secured by their interest in the joint venture properties.
(10) Represents the fair value of Genesis Healthcare, Inc. stock investment based on closing stock price at March 31, 2021 and estimated fair value of a 3.4% ownership in a 34 property Seniors Housing Operating portfolio excluded from IPNOI.
(11) Represents expected proceeds from assets held for sale.
(12) See pages 12-13. Also includes expansion projects.
(13) Includes redeemable OP units.

Financial

(dollars in thousands at Welltower pro rata ownership)
Net Operating Income(1)

	1Q20	2Q20	3Q20	4Q20	1Q21
Revenues:
Seniors Housing Operating
Resident fees and services	$820,828	$748,520	$725,043	$701,590	$708,026
Interest income	104	88	113	313	1,125
Other income	1,058	3,978	977	1,136	1,967
Total revenues	821,990	752,586	726,133	703,039	711,118

Seniors Housing Triple-net
Rental income	85,409	111,749	92,572	115,604	57,328
Interest income	5,810	5,960	6,552	6,763	6,660
Other income	1,159	937	930	1,503	913
Total revenues	92,378	118,646	100,054	123,870	64,901

Outpatient Medical
Rental income	193,084	176,555	169,007	160,981	151,688
Interest income	466	461	760	4,226	3,538
Other income	409	1,679	966	1,472	1,936
Total revenues	193,959	178,695	170,733	166,679	157,162

Health System
Rental income	42,818	42,446	42,445	42,445	42,445
Total revenues	42,818	42,446	42,445	42,445	42,445

Long-Term/Post-Acute Care
Rental income	53,388	53,696	(46,789)	54,272	49,761
Interest income	8,861	9,560	9,325	9,794	8,256
Other income	514	(329)	190	9	186
Total revenues	62,763	62,927	(37,274)	64,075	58,203

Corporate
Other income	294	253	2,966	3,095	3,129
Total revenues	294	253	2,966	3,095	3,129

Total
Rental income	374,699	384,446	257,235	373,302	301,222
Resident fees and services	820,828	748,520	725,043	701,590	708,026
Interest income	15,241	16,069	16,750	21,096	19,579
Other income	3,434	6,518	6,029	7,215	8,131
Total revenues	1,214,202	1,155,553	1,005,057	1,103,203	1,036,958

Property operating expenses:
Seniors Housing Operating	582,533	573,042	550,755	539,465	539,058
Seniors Housing Triple-net	8,363	8,285	7,353	9,110	7,758
Outpatient Medical	58,533	50,855	52,312	50,231	47,764
Health System	20	20	20	20	20
Long-Term/Post-Acute Care	4,799	5,138	5,107	5,728	5,279
Corporate	—	—	1,718	1,663	1,654
Total property operating expenses	654,248	637,340	617,265	606,217	601,533

Net operating income:
Seniors Housing Operating	239,457	179,544	175,378	163,574	172,060
Seniors Housing Triple-net	84,015	110,361	92,701	114,760	57,143
Outpatient Medical	135,426	127,840	118,421	116,448	109,398
Health System	42,798	42,426	42,425	42,425	42,425
Long-Term/Post-Acute Care	57,964	57,789	(42,381)	58,347	52,924
Corporate	294	253	1,248	1,432	1,475
Net operating income	$559,954	$518,213	$387,792	$496,986	$435,425

Note:
(1) Please see discussion of Supplemental Reporting Measures on page 20. Includes amounts from investments sold or held for sale. NOI related to DownREITs included at 100%.

Financial

(dollars in thousands)
Leverage and EBITDA Reconciliations(1)
	Twelve Months Ended		Three Months Ended
	March 31, 2021		March 31, 2021
Net income (loss)	$781,664		$72,192
Interest expense	495,523		123,142
Income tax expense (benefit)	8,469		3,943
Depreciation and amortization	1,008,062		244,426
EBITDA	2,293,718		443,703
Loss (income) from unconsolidated entities	(8,658)		(13,049)
Stock-based compensation(2)	26,811		5,576
Loss (gain) on extinguishment of debt, net	42,406		(4,643)
Loss (gain) on real estate dispositions, net	(884,711)		(59,080)
Impairment of assets	131,349		23,568
Provision for loan losses	88,747		1,383
Loss (gain) on derivatives and financial instruments, net	5,332		1,934
Other expenses(2)	68,939		10,799
Other impairment(3)	163,481		49,241
Total adjustments	(366,304)		15,729
Adjusted EBITDA	$1,927,414		$459,432

Interest Coverage Ratios
Interest expense	$495,523		$123,142
Capitalized interest	17,222		4,496
Non-cash interest expense	(10,617)		(2,991)
Total interest	$502,128		$124,647
EBITDA	$2,293,718		$443,703
Interest coverage ratio	4.57	x	3.56	x
Adjusted EBITDA	$1,927,414		$459,432
Adjusted Interest coverage ratio	3.84	x	3.69	x

Fixed Charge Coverage Ratios
Total interest	$502,128		$124,647
Secured debt principal amortization	63,136		15,955
Total fixed charges	$565,264		$140,602
EBITDA	$2,293,718		$443,703
Fixed charge coverage ratio	4.06	x	3.16	x
Adjusted EBITDA	$1,927,414		$459,432
Adjusted Fixed charge coverage ratio	3.41	x	3.27	x

Net Debt to EBITDA Ratios
Total debt(4)			$14,618,713
Less: cash and cash equivalents(5)			(2,513,156)
Net debt			$12,105,557
EBITDA Annualized			$1,774,812
Net debt to EBITDA ratio			6.82	x
Adjusted EBITDA Annualized			$1,837,728
Net debt to Adjusted EBITDA ratio			6.59	x

Notes:
(1) Please see discussion of Supplemental Reporting Measures on page 20.
(2) Certain severance-related costs are included in stock-based compensation and excluded from other expenses.
(3) Amounts relate to reserve for straight-line rent receivable balances for leases placed on cash recognition.
(4) Includes unamortized premiums/discounts, other fair value adjustments and financing lease liabilities of $105,529,000. Excludes operating lease liabilities of $303,387,000 related to ASC 842 adoption.
(5) Inclusive of IRC Section 1031 deposits, if any.

Financial

(in thousands except share price)
Leverage and Current Capitalization(1)
		% of Total
Book Capitalization
Lines of credit and commercial paper(2)	$—	0.00%
Long-term debt obligations(2)(3)	14,618,713	50.14%
Cash and cash equivalents(4)	(2,513,156)	(8.62)%
Net debt to consolidated book capitalization	$12,105,557	41.52%
Total equity(5)	17,046,932	58.48%
Consolidated book capitalization	$29,152,489	100.00%
Joint venture debt, net(6)	700,729
Total book capitalization	$29,853,218

Undepreciated Book Capitalization
Lines of credit and commercial paper(2)	$—	0.00%
Long-term debt obligations(2)(3)	14,618,713	41.34%
Cash and cash equivalents(4)	(2,513,156)	(7.11)%
Net debt to consolidated undepreciated book capitalization	$12,105,557	34.23%
Accumulated depreciation and amortization	6,212,432	17.57%
Total equity(5)	17,046,932	48.20%
Consolidated undepreciated book capitalization	$35,364,921	100.00%
Joint venture debt, net(6)	700,729
Total undepreciated book capitalization	$36,065,650

Enterprise Value
Lines of credit and commercial paper(2)	$—	0.00%
Long-term debt obligations(2)(3)	14,618,713	33.79%
Cash and cash equivalents(4)	(2,513,156)	(5.81)%
Net debt to consolidated enterprise value	$12,105,557	27.99%
Common shares outstanding	417,520
Period end share price	71.63
Common equity market capitalization	$29,906,958	69.13%
Noncontrolling interests(5)	1,248,054	2.88%
Consolidated enterprise value	$43,260,569	100.00%
Joint venture debt, net(6)	700,729
Total enterprise value	$43,961,298

Secured Debt as % of Total Assets
Secured debt(2)	$2,329,474	7.06%
Total assets	$32,992,251

Total Debt as % of Total Assets
Total debt(2)(3)	$14,618,713	44.31%
Total assets	$32,992,251

Unsecured Debt as % of Unencumbered Assets
Unsecured debt(2)	$12,183,710	39.14%
Unencumbered assets	$31,131,596

Notes:
(1) Please see discussion of Supplemental Reporting Measures on page 20.
(2) Amounts include unamortized premiums/discounts and other fair value adjustments as reflected on the balance sheet.
(3) Includes financing lease liabilities of $105,529,000 and excludes operating lease liabilities of $303,387,000 related to ASC 842 adoption.
(4) Inclusive of IRC Section 1031 deposits, if any.
(5) Includes all noncontrolling interests (redeemable and permanent) as reflected on our balance sheet.
(6) Net of Welltower's share of unconsolidated debt and minority partners' share of Welltower consolidated debt.

Financial

(dollars in thousands)
Debt Maturities and Principal Payments(1)
Year	Lines of Credit and Commercial Paper(2)	Senior Unsecured Notes(3,4,5,6,7,8)	Consolidated Secured Debt	Share of Unconsolidated Secured Debt	Noncontrolling Interests' Share of Consolidated Secured Debt	Combined Debt(9)	% of Total	Wtd. Avg. Interest Rate
2021	$—	$—	$438,772	$16,407	$(135,816)	$319,363	2.09%	3.13%
2022	—	870,000	463,891	108,821	(70,354)	1,372,358	8.96%	2.06%
2023	—	1,372,602	373,613	130,065	(54,634)	1,821,646	11.89%	2.93%
2024	—	1,350,000	183,982	109,666	(24,830)	1,618,818	10.57%	3.84%
2025	—	1,250,000	180,595	499,286	(33,704)	1,896,177	12.38%	3.84%
2026	—	700,000	67,851	21,168	(19,901)	769,118	5.02%	4.15%
2027	—	738,620	164,967	65,959	(45,820)	923,726	6.03%	2.95%
2028	—	1,508,670	81,623	27,231	(14,555)	1,602,969	10.47%	4.48%
2029	—	550,000	247,346	36,636	(1,943)	832,039	5.43%	3.95%
2030	—	750,000	5,956	32,278	(1,137)	787,097	5.14%	3.07%
Thereafter	—	3,189,700	127,576	92,322	(36,416)	3,373,182	22.02%	4.11%
Totals	$—	$12,279,592	$2,336,172	$1,139,839	$(439,110)	$15,316,493	100.00%

Weighted Avg Interest Rate(10)	—	3.62%	3.14%	3.29%	2.92%	3.54%

Weighted Avg Maturity Years	—	7.6	4.0	6.6	3.6	7.1

% Floating Rate Debt	100.00%	12.78%	31.51%	30.78%	39.31%	16.21%

Debt by Local Currency(1)
	Lines of Credit and Commercial Paper(2)	Senior Unsecured Notes(3,4,5,6,7,8)	Consolidated Secured Debt	Share of Unconsolidated Secured Debt	Noncontrolling Interests' Share of Consolidated Secured Debt	Combined Debt(9)	Investment Hedges(11)
United States	$—	$10,393,752	$1,201,503	$853,088	$(182,844)	$12,265,499	$—
United Kingdom	—	1,448,370	—	—	—	1,448,370	1,849,373
Canada	—	437,470	1,134,669	286,751	(256,266)	1,602,624	497,125
Totals	$—	$12,279,592	$2,336,172	$1,139,839	$(439,110)	$15,316,493	$2,346,498

Notes:
(1) Represents principal amounts due excluding unamortized premiums/discounts or other fair value adjustments as reflected on the balance sheet.
(2) Our unsecured commercial paper program and our unsecured revolving credit facility had a zero balance as of March 31, 2021. The unsecured revolving credit facility matures on July 19, 2022 (with an option to extend for two successive terms of six months each at our discretion). Available borrowing capacity of our unsecured revolving credit facility was $3,000,000,000 as of March 31, 2021.
(3) On April 15, 2021, we extinguished $339,128,000 of our 3.75% senior unsecured notes due March 2023 and $334,624,000 of our 3.95% senior unsecured notes due September 2023.
(4) 2022 includes a $860,000,000 unsecured term loan. The loan matures on April 1, 2022 and bears interest at LIBOR plus 1.20%.
(5) 2023 includes a $500,000,000 unsecured term loan and a CAD $250,000,000 unsecured term loan (approximately $198,850,000 USD at March 31, 2021). The loans mature on July 19, 2023. The interest rates on the loans are LIBOR + 0.9% for USD and CDOR + 0.9% for CAD.
(6) 2027 includes CAD $300,000,000 of 2.95% senior unsecured notes (approximately $238,620,000 USD at March 31, 2021) that matures on January 15, 2027.
(7) 2028 includes £550,000,000 of 4.80% senior unsecured notes (approximately $758,670,000 USD at March 31, 2021). The notes mature on November 20, 2028.
(8) Thereafter includes £500,000,000 of 4.50% senior unsecured notes (approximately $689,700,000 USD at March 31, 2021). The notes mature on December 1, 2034.
(9) Excludes operating lease liabilities of $303,387,000 and finance lease liabilities of $105,529,000 related to ASC 842 adoption.
(10) The interest rate on the unsecured revolving credit facility is 1-month LIBOR + 0.825%. Commercial paper, senior notes and secured debt average interest rate represents the face value note rate.
(11) Represents notional value of foreign currency derivative contracts at end of period spot FX rates. The fair market value of the gains (losses) of these contracts is currently USD $(84,219,000), as represented in other assets (liabilities) on the balance sheet. We supplement our local currency debt with foreign currency derivative contracts to offset the translation and economic exposures related to our international investments. Currently, our foreign currency derivatives are comprised of forward contracts and cross-currency swaps.

Glossary
Age: Current year, less the year built, adjusted for major renovations. Average age is weighted by pro rata NOI.
Cap-ex, Tenant Improvements, Leasing Commissions: Represents amounts incurred for: 1) recurring and non-recurring capital expenditures required to maintain and re-tenant our properties; 2) second generation tenant improvements; and 3) leasing commissions paid to third party leasing agents to secure new tenants.
Construction Conversion: Represents completed construction projects that were placed into service and began generating NOI.
EBITDAR: Earnings before interest, taxes, depreciation, amortization and rent. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDAR and has not independently verified the information.
EBITDAR Coverage: Represents the ratio of EBITDAR to contractual rent for leases or interest and principal payments for loans. EBITDAR coverage is a measure of a property’s ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.
EBITDARM: Earnings before interest, taxes, depreciation, amortization, rent and management fees. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDARM and has not independently verified the information.
EBITDARM Coverage: Represents the ratio of EBITDARM to contractual rent for leases or interest and principal payments for loans. EBITDARM coverage is a measure of a property’s ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations, assuming that management fees are not paid. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.
Health System: Includes independent, assisted living, dementia care and long-term post-acute care properties subject to triple-net operating leases to or guaranteed by investment-grade health systems.
Health System - Affiliated: Outpatient medical properties are considered affiliated with a health system if one or more of the following conditions are met: 1) the land parcel is contained within the physical boundaries of a hospital campus; 2) the land parcel is located adjacent to the campus; 3) the building is physically connected to the hospital regardless of the land ownership structure; 4) a ground lease is maintained with a health system entity; 5) a master lease is maintained with a health system entity; 6) significant square footage is leased to a health system entity; 7) the property includes an ambulatory surgery center with a hospital partnership interest; or (8) a significant square footage is leased to a physician group that is either employed, directly or indirectly by a health system, or has a significant clinical and financial affiliation with the health system.
Long-Term/Post-Acute Care: Includes all skilled nursing, rehabilitation and long-term acute-care facilities where the majority of individuals require 24-hour nursing or medical care. Generally, these properties are licensed for Medicaid and/or Medicare reimbursement and are subject to triple-net operating leases. Most of these facilities focus on higher acuity patients and offer rehabilitation units specializing in cardiac, orthopedic, dialysis, neurological or pulmonary rehabilitation.
MSA:  For the United States and Canada, we use the Metropolitan Statistical Area as defined by the U.S. Census Bureau and the Census Metropolitan Areas as defined by Statistics Canada, respectively. For the United Kingdom, we generally use the Metro Region as defined by EuroStat with Greater London defined as a 55-mile radius around the city’s center.
Occupancy: Outpatient Medical occupancy represents the percentage of total rentable square feet leased and occupied, including month-to-month leases, as of the date reported. Occupancy for all other property types represents average quarterly operating occupancy based on the most recent quarter of available data and excludes properties that are unstabilized, closed or for which data is not available or meaningful. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate occupancy and has not independently verified the information. Occupancy metrics are reflected at our pro rata share.
Outpatient Medical: Outpatient medical buildings include properties offering ambulatory medical services such as primary and secondary care, outpatient surgery, diagnostic procedures and rehabilitation. These properties are typically affiliated with a health system and may be located on a hospital campus. They are specifically designed and constructed for use by health care professionals to provide services to patients. They also include medical office buildings that typically contain sole and group physician practices and may provide laboratory and other specialty services.
Seniors Housing Operating (SHO): Includes independent, assisted living and dementia care properties in the U.S. and Canada and all care homes in the U.K. structured to take advantage of the REIT Investment Diversification and Empowerment Act of 2007.
Seniors Housing Triple-net (SH-NNN): Includes independent, assisted living, and dementia care properties in the U.S. and Canada and all care homes in the U.K. subject to triple-net operating leases and loans receivable.
Square Feet: Net rentable square feet calculated utilizing Building Owners and Managers Association measurement standards.
Stable: Generally, a triple-net rental property is considered stable (versus unstabilized or under development) when it has achieved EBITDAR coverage of 1.00x or greater for three consecutive months or, if targeted performance has not been achieved, 12 months following the budgeted stabilization date. Triple-net properties for which income is recognized on a cash basis and for which substantially all contractual rent during the period has not been collected are excluded from the stable portfolio. A Seniors Housing Operating facility is considered stable upon the earliest of 90% occupancy, NOI at or above the underwritten target or 12 months past the underwritten stabilization date. Excludes assets held for sale and assets disposed of during the current quarter.
Unstabilized: An acquisition that does not meet the stable criteria upon closing or a construction property that has opened but not yet reached stabilization.

Supplemental Reporting Measures

We believe that revenues and net income, as defined by U.S. generally accepted accounting principles ("U.S. GAAP"), are the most appropriate earnings measurements. However, we consider EBITDA, Adjusted EBITDA, REVPOR, SS REVPOR, NOI, In-Place NOI ("IPNOI") and SSNOI to be useful supplemental measures of our operating performance. Excluding EBITDA and Adjusted EBITDA, these supplemental measures are disclosed on our pro rata ownership basis. Pro rata amounts are derived by reducing consolidated amounts for minority partners’ noncontrolling ownership interests and adding our minority ownership share of unconsolidated amounts. We do not control unconsolidated investments. While we consider pro rata disclosures useful, they may not accurately depict the legal and economic implications of our joint venture arrangements and should be used with caution.
We define NOI as total revenues, including tenant reimbursements, less property operating expenses. Property operating expenses represent costs associated with managing, maintaining and servicing tenants for our properties. These expenses include, but are not limited to, property-related payroll and benefits, property management fees paid to operators, marketing, housekeeping, food service, maintenance, utilities, property taxes and insurance. General and administrative expenses represent costs unrelated to property operations or transaction costs. These expenses include, but are not limited to, payroll and benefits, professional services, office expenses and depreciation of corporate fixed assets. IPNOI represents NOI excluding interest income, other income and non-IPNOI and adjusted for timing of current quarter portfolio changes such as acquisitions, development conversions, segment transitions, dispositions and investments held for sale. SSNOI is used to evaluate the operating performance of our properties using a consistent population which controls for changes in the composition of our portfolio. As used herein, same store is generally defined as those revenue-generating properties in the portfolio for the relevant year-over-year reporting periods. Acquisitions and development conversions are included in the same store amounts five full quarters after acquisition or being placed into service. Land parcels, loans and sub-leases, as well as any properties sold or classified as held for sale during the period, are excluded from the same store amounts. Redeveloped properties (including major refurbishments of a Seniors Housing Operating property where 20% or more of units are simultaneously taken out of commission for 30 days or more or Outpatient Medical properties undergoing a change in intended use) are excluded from the same store amounts until five full quarters post completion of the redevelopment. Properties undergoing operator transitions and/or segment transitions are also excluded from the same store amounts until five full quarters post completion of the operator transition or segment transition. In addition, properties significantly impacted by force majeure, acts of God or other extraordinary adverse events are excluded from same store amounts until five full quarters after the properties are placed back into service. SSNOI excludes non-cash NOI and includes adjustments to present consistent property ownership percentages and to translate Canadian properties and UK properties using a consistent exchange rate. Normalizers include adjustments that in management’s opinion are appropriate in considering SSNOI, a supplemental, non-GAAP performance measure. None of these adjustments, which may increase or decrease SSNOI, are reflected in our financial statements prepared in accordance with U.S. GAAP. Significant normalizers (defined as any that individually exceed 0.50% of SSNOI growth per property type) are separately disclosed and explained. We believe NOI, IPNOI and SSNOI provide investors relevant and useful information because they measure the operating performance of our properties at the property level on an unleveraged basis. We use NOI, IPNOI and SSNOI to make decisions about resource allocations and to assess the property level performance of our properties.
REVPOR represents the average revenues generated per occupied room per month at our Seniors Housing Operating properties. It is calculated as our pro rata version of total resident fees and services revenues from the income statement divided by average monthly occupied room days. SS REVPOR is used to evaluate the REVPOR performance of our properties under a consistent population which eliminates changes in the composition of our portfolio. It is based on the same pool of properties used for SSNOI and includes any revenue normalizations used for SSNOI. We use REVPOR and SS REVPOR to evaluate the revenue-generating capacity and profit potential of our Seniors Housing Operating portfolio independent of fluctuating occupancy rates. They are also used in comparison against industry and competitor statistics, if known, to evaluate the quality of our Seniors Housing Operating portfolio.
We measure our credit strength both in terms of leverage ratios and coverage ratios. The leverage ratios indicate how much of our balance sheet capitalization is related to long-term debt, net of cash and Internal Revenue Code (“IRC”) Section 1031 deposits. We expect to maintain capitalization ratios and coverage ratios sufficient to maintain a capital structure consistent with our current profile. The ratios are based on EBITDA and Adjusted EBITDA. EBITDA is defined as earnings (net income per income statement) before interest expense, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding unconsolidated entities and including adjustments for stock-based compensation expense, provision for loan losses, gains/losses on extinguishment of debt, gains/losses/impairments on properties, gains/losses on derivatives and financial instruments, other expenses, additional other income and other impairment charges. We believe that EBITDA and Adjusted EBITDA, along with net income, are important supplemental measures because they provide additional information to assess and evaluate the performance of our operations. We primarily use these measures to determine our interest coverage ratio, which represents EBITDA and Adjusted EBITDA divided by total interest, and our fixed charge coverage ratio, which represents EBITDA and Adjusted EBITDA divided by fixed charges. Fixed charges include total interest and secured debt principal amortization. Our leverage ratios include net debt to Adjusted EBITDA, book capitalization, undepreciated book capitalization and market capitalization. Book capitalization represents the sum of net debt (defined as total long-term debt, excluding operating lease liabilities, less cash and cash equivalents and any IRC Section 1031 deposits), total equity and redeemable noncontrolling interests. Undepreciated book capitalization represents book capitalization adjusted for accumulated depreciation and amortization. Market capitalization represents book capitalization adjusted for the fair market value of our common stock. Our leverage ratios are defined as the proportion of net debt to total capitalization.
Our supplemental reporting measures and similarly entitled financial measures are widely used by investors, equity and debt analysts and rating agencies in the valuation, comparison, rating and investment recommendations of companies. Our management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions. Additionally, these measures are utilized by the Board of Directors to evaluate management. None of the supplemental reporting measures represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity. Finally, the supplemental reporting measures, as defined by us, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies. Multi-period amounts may not equal the sum of the individual quarterly amounts due to rounding.

Supplemental Reporting Measures

(dollars in thousands)
Non-GAAP Reconciliations

NOI Reconciliation	1Q20	2Q20	3Q20	4Q20	1Q21
Net income (loss)	$329,380	$159,216	$394,978	$155,278	$72,192
Loss (gain) on real estate dispositions, net	(262,824)	(155,863)	(484,304)	(185,464)	(59,080)
Loss (income) from unconsolidated entities	3,692	(1,332)	5,981	(258)	(13,049)
Income tax expense (benefit)	5,442	2,233	2,003	290	3,943
Other expenses	6,292	19,411	11,544	33,088	10,994
Impairment of assets	27,827	75,151	23,313	9,317	23,568
Provision for loan losses	7,072	1,422	2,857	83,085	1,383
Loss (gain) on extinguishment of debt, net	—	249	33,004	13,796	(4,643)
Loss (gain) on derivatives and financial instruments, net	7,651	1,434	1,395	569	1,934
General and administrative expenses	35,481	34,062	31,003	27,848	29,926
Depreciation and amortization	274,801	265,371	255,532	242,733	244,426
Interest expense	142,007	126,357	124,851	121,173	123,142
Consolidated net operating income	576,821	527,711	402,157	501,455	434,736
NOI attributable to unconsolidated investments(1)	21,150	20,871	13,659	21,481	21,516
NOI attributable to noncontrolling interests(2)	(38,017)	(30,369)	(28,024)	(25,950)	(20,827)
Pro rata net operating income (NOI)(3)	$559,954	$518,213	$387,792	$496,986	$435,425

In-Place NOI Reconciliation
At Welltower pro rata ownership	Seniors Housing Operating	Seniors Housing Triple-net	Outpatient Medical	Health System	Long-Term /Post-Acute Care	Corporate	Total
Revenues	$711,118	$64,901	$157,162	$42,445	$58,203	$3,129	$1,036,958
Property operating expenses	(539,058)	(7,758)	(47,764)	(20)	(5,279)	(1,654)	(601,533)
NOI(3)	172,060	57,143	109,398	42,425	52,924	1,475	435,425
Adjust:
Interest income	(1,125)	(6,660)	(3,538)	—	(8,256)	—	(19,579)
Other income	(1,967)	(913)	(1,936)	—	(186)	(3,129)	(8,131)
Sold / held for sale	(3,688)	(419)	(1,196)	(1,363)	(12,416)	—	(19,082)
Developments / land	1,423	—	13	—	—	—	1,436
Non In-Place NOI(4)	(4,459)	40,813	(2,852)	(5,278)	(262)	1,654	29,616
Timing adjustments(5)	(336)	688	78	137	—	—	567
Total adjustments	(10,152)	33,509	(9,431)	(6,504)	(21,120)	(1,475)	(15,173)
In-Place NOI	161,908	90,652	99,967	35,921	31,804	—	420,252
Annualized In-Place NOI	$647,632	$362,608	$399,868	$143,684	$127,216	$—	$1,681,008

Same Store Property Reconciliation
	Seniors Housing Operating	Seniors Housing Triple-net	Outpatient Medical	Health System	Long-Term /Post-Acute Care	Total
Total properties	649	337	369	216	135	1,706
Recent acquisitions/ development conversions(6)	(34)	(25)	(21)	(1)	—	(81)
Under development	(28)	(5)	(3)	—	—	(36)
Under redevelopment(7)	(11)	—	(2)	—	(1)	(14)
Current held for sale	(9)	(4)	(1)	(25)	(32)	(71)
Land parcels, loans and sub-leases	(12)	(10)	(8)	—	(7)	(37)
Transitions(8)	(27)	(11)	—	—	(12)	(50)
Other(9)	(2)	—	—	—	(2)	(4)
Same store properties	526	282	334	190	81	1,413
Notes:
(1) Represents Welltower's interests in joint ventures where Welltower is the minority partner.
(2) Represents minority partners' interests in joint ventures where Welltower is the majority partner.
(3) Represents Welltower's pro rata share of NOI. See page 15 for more information.
(4) Primarily represents non-cash NOI.
(5) Represents timing adjustments for current quarter acquisitions, construction conversions and segment or operator transitions
(6) Acquisitions and development conversions will enter the same store pool 5 full quarters after acquisition or certificate of occupancy, respectively.
(7) Redevelopment properties will enter the same store pool after 5 full quarters of operations post redevelopment completion.
(8) Transitioned properties will enter the same store pool after 5 full quarters of operations with the new operator in place or under the new structure.
(9) Represents properties that are either closed or being closed.

Supplemental Reporting Measures

(dollars in thousands at Welltower pro rata ownership)

Same Store NOI Reconciliation	1Q20	2Q20	3Q20	4Q20	1Q21	Y/o/Y
Seniors Housing Operating
NOI	$239,457	$179,544	$175,378	$163,574	$172,060
Non-cash NOI on same store properties	(879)	(958)	(1,015)	(349)	(822)
NOI attributable to non-same store properties	(22,515)	(13,745)	(10,967)	(6,558)	(14,428)
Currency and ownership adjustments(1)	3,693	3,843	2,464	1,576	(19)
Normalizing adjustment for government grants(2)	—	—	—	(11,797)	(33,770)
Normalizing adjustment for policy change(3)	(1,610)	—	—	—	—
Other normalizing adjustments(4)	1,721	(1,606)	(991)	(654)	—
SSNOI(5)	219,867	167,078	164,869	145,792	123,021	(44.0)%

Seniors Housing Triple-net
NOI	84,015	110,361	92,701	114,760	57,143
Non-cash NOI on same store properties	(4,520)	(4,100)	17,006	(3,158)	42,439
NOI attributable to non-same store properties	6,545	(23,111)	(26,649)	(28,521)	(18,961)
Currency and ownership adjustments(1)	1,302	1,854	1,175	793	11
Normalizing adjustment for prior period allowance(6)	—	—	—	—	3,185
Normalizing adjustments for lease restructuring(7)	(872)	(861)	(54)	(858)	—
Normalizing adjustments for development fee(8)	(628)	—	—	—	—
Other normalizing adjustments(4)	(282)	797	—	—	—
SSNOI	85,560	84,940	84,179	83,016	83,817	(2.0)%

Outpatient Medical
NOI	135,426	127,840	118,421	116,448	109,398
Non-cash NOI on same store properties	(3,762)	(3,312)	(3,387)	(2,820)	(2,447)
NOI attributable to non-same store properties	(20,235)	(18,727)	(11,027)	(10,702)	(8,604)
Currency and ownership adjustments(1)	(17,221)	(10,669)	(10,063)	(5,706)	(1,151)
Other normalizing adjustments(4)	(94)	(655)	46	47	(156)
SSNOI	94,114	94,477	93,990	97,267	97,040	3.1%

Health System
NOI	42,798	42,426	42,425	42,425	42,425
Non-cash NOI on same store properties	(6,244)	(6,200)	(5,585)	(5,278)	(5,278)
NOI attributable to non-same store properties	(1,728)	(1,399)	(1,375)	(1,363)	(1,363)
SSNOI	34,826	34,827	35,465	35,784	35,784	2.8%

Long-Term/Post-Acute Care
NOI	57,964	57,789	(42,381)	58,347	52,924
Non-cash NOI on same store properties	(1,493)	(1,653)	4,822	(1,273)	(450)
NOI attributable to non-same store properties	(31,211)	(31,296)	62,488	(32,051)	(27,802)
Currency and ownership adjustments(1)	99	149	87	49	1
Normalizing adjustment for prior period allowance(6)	—	—	—	—	169
Normalizing adjustments for lease restructuring(7)	(565)	—	—	—	—
SSNOI	24,794	24,989	25,016	25,072	24,842	0.2%

Corporate
NOI	294	253	1,248	1,432	1,475
NOI attributable to non-same store properties	(294)	(253)	(1,248)	(1,432)	(1,475)
SSNOI	—	—	—	—	—

Total
NOI	559,954	518,213	387,792	496,986	435,425
Non-cash NOI on same store properties	(16,898)	(16,223)	11,841	(12,878)	33,442
NOI attributable to non-same store properties	(69,438)	(88,531)	11,222	(80,627)	(72,633)
Currency and ownership adjustments(1)	(12,127)	(4,823)	(6,337)	(3,288)	(1,158)
Normalizing adjustments, net	(2,330)	(2,325)	(999)	(13,262)	(30,572)
SSNOI	$459,161	$406,311	$403,519	$386,931	$364,504	(20.6)%

Notes:
(1) Includes adjustments to reflect consistent property ownership percentages, to translate Canadian properties at a USD/CAD rate of 1.2658 and to translate UK properties at a GBP/USD rate of 1.38.
(2) Represents normalizing adjustment related to amounts recognized related to the Health and Human Services Provider Relief Fund in the United States and similar programs in the United Kingdom and Canada.
(3) Represents normalizing adjustment to reflect the application of consistent policies for all periods presented for one Seniors Housing Operating partner.
(4) Represents aggregate normalizing adjustments which are individually less than 0.50% of SSNOI growth per property type.
(5) SHO SSNOI includes expenses that are directly attributable to the COVID-19 pandemic net of any reimbursements exclusive of those included in (2) above.
(6) Represents normalizing adjustment related to an allowance of prior period rent related to one Seniors Housing Triple-net lease and one Long-Term/Post-Acute Care lease.
(7) Represents normalizing adjustment related to lease restructuring associated with one Seniors Housing Triple-net lease and one Long-Term/Post-Acute Care lease.
(8) Represents normalizing adjustment related to a development fee associated with one Seniors Housing Triple-net operator.

Supplemental Reporting Measures

(dollars in thousands, except REVPOR, SS REVPOR and SSNOI/unit)

SHO REVPOR Reconciliation	United States	United Kingdom	Canada	Total
Consolidated SHO revenues	$526,248	$95,184	$104,970	$726,402
Unconsolidated SHO revenues attributable to Welltower(1)	22,039	—	21,206	43,245
SHO revenues attributable to noncontrolling interests(2)	(23,702)	(11,705)	(23,122)	(58,529)
Pro rata SHO revenues(3)	524,585	83,479	103,054	711,118
SHO interest and other income	(2,429)	—	(609)	(3,038)
SHO revenues attributable to sold and held for sale properties	(2,728)	—	(416)	(3,144)
Currency and ownership adjustments(4)	—	81	31	112
SHO local revenues	519,428	83,560	102,060	705,048
Average occupied units/month	27,698	2,880	11,515	42,093
REVPOR/month in USD	$6,338	$9,806	$2,995	$5,661
REVPOR/month in local currency(4)		£7,106	$3,791

Reconciliations of SHO SS REVPOR Growth, SSNOI Growth and SSNOI/Unit

	United States		United Kingdom		Canada		Total
	1Q20	1Q21	1Q20	1Q21	1Q20	1Q21	1Q20	1Q21
SHO SS REVPOR Growth
Consolidated SHO revenues	$655,185	$526,248	$85,524	$95,184	$110,419	$104,970	$851,128	$726,402
Unconsolidated SHO revenues attributable to WELL(1)	23,264	22,039	—	—	21,132	21,206	44,396	43,245
SHO revenues attributable to noncontrolling interests(2)	(41,367)	(23,702)	(7,660)	(11,705)	(24,507)	(23,122)	(73,534)	(58,529)
SHO pro rata revenues(3)	637,082	524,585	77,864	83,479	107,044	103,054	821,990	711,118
Non-cash revenues on same store properties	(797)	(839)	—	—	—	—	(797)	(839)
Revenues attributable to non-same store properties	(66,909)	(46,933)	(13,998)	(24,379)	(3,270)	(3,362)	(84,177)	(74,674)
Currency and ownership adjustments(4)	177	—	4,507	57	6,232	30	10,916	87
Normalizing adjustment for policy change(5)	(1,610)	—	—	—	—	—	(1,610)	—
Other normalizing adjustments(6)	63	—	—	—	—	—	63	—
SHO SS revenues(7)	568,006	476,813	68,373	59,157	110,006	99,722	746,385	635,692
Avg. occupied units/month(8)	28,881	24,653	2,519	2,125	12,623	11,278	44,023	38,056
SHO SS REVPOR(9)	$6,647	$6,537	$9,173	$9,408	$2,945	$2,988	$5,730	$5,645
SS REVPOR YOY growth	—%	(1.7)%	—%	2.6%	—%	1.5%	—	(1.5)%

SHO SSNOI Growth
Consolidated SHO NOI	$185,133	$123,120	$20,317	$21,226	$37,807	$26,088	$243,257	$170,434
Unconsolidated SHO NOI attributable to WELL(1)	7,072	4,613	—	—	7,882	7,291	14,954	11,904
SHO NOI attributable to noncontrolling interests(2)	(9,439)	(2,694)	(957)	(2,225)	(8,358)	(5,359)	(18,754)	(10,278)
SHO pro rata NOI(3)	182,766	125,039	19,360	19,001	37,331	28,020	239,457	172,060
Non-cash NOI on same store properties	(884)	(829)	1	7	4	—	(879)	(822)
NOI attributable to non-same store properties	(19,420)	(7,861)	(2,421)	(5,881)	(674)	(686)	(22,515)	(14,428)
Currency and ownership adjustments(4)	361	—	1,152	6	2,180	(25)	3,693	(19)
Normalizing adjustment for government grants(10)	—	(31,242)	—	—	—	(2,528)	—	(33,770)
Normalizing adjustment for policy change(5)	(1,610)	—	—	—	—	—	(1,610)	—
Other normalizing adjustments(6)	1,721	—	—	—	—	—	1,721	—
SHO pro rata SSNOI(7)	$162,934	$85,107	$18,092	$13,133	$38,841	$24,781	$219,867	$123,021
SHO SSNOI growth		(47.8)%		(27.4)%		(36.2)%		(44.0)%

SHO SSNOI/Unit
Trailing four quarters' SSNOI(7)		$430,589		$55,039		$115,132		$600,760
Average units in service(11)		34,273		3,026		14,221		51,520
SSNOI/unit in USD		$12,564		$18,189		$8,096		$11,661
SSNOI/unit in local currency(4)				£13,180		$10,248
Notes:
(1) Represents Welltower's interests in joint ventures where Welltower is the minority partner.
(2) Represents minority partners' interests in joint ventures where Welltower is the majority partner.
(3) Represents SHO revenues/NOI at Welltower pro rata ownership. See pages 15 & 22 for more information.
(4) Includes where appropriate adjustments to reflect consistent property ownership percentages, to translate Canadian properties at a USD/CAD rate of 1.2658 and to translate UK properties at a GBP/USD rate of 1.38.
(5) Represents normalizing adjustment to reflect the application of consistent policies for all periods presented for one Seniors Housing Operating partner.
(6) Represents aggregate normalizing adjustments which are individually less than .50% of SSNOI growth.
(7) Represents SS SHO revenues/SSNOI at Welltower pro rata ownership. See page 22 for more information.
(8) Represents average occupied units for SS properties related solely to referenced country on a pro rata basis.
(9) Represents pro rata SS average revenues generated per occupied room per month.
(10) Represents normalizing adjustment related to amounts recognized related to the Health and Human Services Provider Relief Fund in the United States and similar programs in the United Kingdom and Canada.
(11) Represents average units in service for SS properties related solely to referenced country on a pro rata basis.

Forward-Looking Statement and Risk Factors
Forward-Looking Statements and Risk Factors
This document contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. When Welltower uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “pro forma,” “estimate” or similar expressions that do not relate solely to historical matters, Welltower is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause Welltower’s actual results to differ materially from Welltower’s expectations discussed in the forward-looking statements. This may be a result of various factors, including, but not limited to: the duration and scope of the COVID-19 pandemic; the impact of the COVID-19 pandemic on occupancy rates and on the operations of Welltower and its operators/tenants; actions governments take in response to the COVID-19 pandemic, including the introduction of public health measures and other regulations affecting Welltower’s properties and the operations of Welltower and its operators/tenants; the effects of health and safety measures adopted by Welltower and its operators/tenants related to the COVID-19 pandemic; increased operational costs as a result of health and safety measures related to COVID-19; the impact of the COVID-19 pandemic on the business and financial condition of operators/tenants and their ability to make payments to Welltower; disruptions to Welltower's property acquisition and disposition activity due to economic uncertainty caused by COVID-19; general economic uncertainty in key markets as a result of the COVID-19 pandemic and a worsening of global economic conditions or low levels of economic growth; the status of capital markets, including availability and cost of capital; uncertainty from the expected discontinuance of LIBOR and the transition to any other interest rate benchmark; issues facing the health care industry, including compliance with, and changes to, regulations and payment policies, responding to government investigations and punitive settlements and operators’/tenants’ difficulty in cost effectively obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the health care and seniors housing industries; negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans; Welltower’s ability to transition or sell properties with profitable results; the failure to make new investments or acquisitions as and when anticipated; natural disasters and other acts of God affecting Welltower’s properties; Welltower’s ability to re-lease space at similar rates as vacancies occur; Welltower’s ability to timely reinvest sale proceeds at similar rates to assets sold; operator/tenant or joint venture partner bankruptcies or insolvencies; the cooperation of joint venture partners; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; liability or contract claims by or against operators/tenants; unanticipated difficulties and/or expenditures relating to future investments or acquisitions; environmental laws affecting Welltower’s properties; changes in rules or practices governing Welltower’s financial reporting; the movement of U.S. and foreign currency exchange rates; Welltower’s ability to maintain Welltower’s qualification as a REIT; key management personnel recruitment and retention; and other risks described in Welltower’s reports filed from time to time with the SEC. Finally, Welltower undertakes no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise, or to update the reasons why actual results could differ from those projected in any forward-looking statements.
Additional Information
The information in this supplemental information package should be read in conjunction with our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, our earnings press release dated April 28, 2021 and other information filed with, or furnished to, the SEC. The Supplemental Reporting Measures and reconciliations of Non-GAAP measures are an integral part of the information presented herein.
You can access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act at www.welltower.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. You can also review these SEC filings and other information by accessing the SEC’s website at http://www.sec.gov. We routinely post important information on our website at www.welltower.com in the “Investors” section, including corporate and investor presentations and financial information. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Such disclosures will be included on our website under the heading “Investors.” Accordingly, investors should monitor such portion of our website in addition to following our press releases, public conference calls and filings with the SEC. The information on or connected to our website is not, and shall not be deemed to be, a part of, or incorporated into this supplemental information package.

About Welltower
Welltower Inc. (NYSE:WELL), an S&P 500 company headquartered in Toledo, Ohio, is driving the transformation of health care infrastructure. The Company invests with leading seniors housing operators, post-acute providers and health systems to fund the real estate and infrastructure needed to scale innovative care delivery models and improve people’s wellness and overall health care experience. Welltower™, a REIT, owns interests in properties concentrated in major, high-growth markets in the United States, Canada and the United Kingdom, consisting of seniors housing and post-acute communities and outpatient medical properties. More information is available at www.welltower.com.

welltower

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www.welltower.com

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